Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-176476) pertaining to the 2011 Equity Incentive Plan and Amended and Restated 2001 Incentive Plan of BioDelivery Sciences International, Inc.,
2.Registration Statement (Form S-8 Nos. 333-190796, 333-206326, and 333-222734) pertaining to the Amended and Restated 2001 Incentive Plan, as amended, and 2011 Equity Incentive Plan, as amended, of BioDelivery Sciences International, Inc.,
3.Registration Statement (Form S-8 No. 333-232879) pertaining to the 2019 Stock Option and Incentive Plan of BioDelivery Sciences International, Inc.,
and
4.    Registration Statement (Form S-3 No. 333-232880) of BioDelivery Sciences International, Inc.;

of our reports dated March 9, 2022, with respect to the consolidated financial statements of BioDelivery Sciences International, Inc and the effectiveness of internal control over financial reporting of BioDelivery Sciences International, Inc, included in this Annual Report (Form 10-K) of BioDelivery Sciences International, Inc, for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Raleigh, North Carolina
March 9, 2022